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                                                                EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  TELECT, INC.





                                    ARTICLE 1

                                      NAME

         The name of this corporation is Telect, Inc.

                                    ARTICLE 2

                                    DURATION

         This corporation is organized under the Washington Business Corporation Act (the "Act") and shall have perpetual existence.

                                    ARTICLE 3

                               PURPOSE AND POWERS

         The purpose and powers of this corporation are as follows:

         3.1 To engage in any lawful business.

         3.2 To engage in any and all activities that, in the judgment of the Board of Directors, may at any time be incidental or conducive to the attainment of the foregoing purpose.

         3.3 To exercise any and all powers that a corporation formed under the Act, or any amendment thereto or substitute therefor, is entitled at the time to exercise.

                                    ARTICLE 4

                                  CAPITAL STOCK

         4.1 AUTHORIZED CAPITAL. The corporation shall have authority to issue Five Hundred Million (500,000,000) shares of stock in the aggregate. Such shares shall be divided into two classes and designated as follows:



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                  (a)      Four Hundred Million (400,000,000) shares of Common
                           Stock, par value: $0.001 per share.

                  (b) One Hundred Million (100,000,000) shares of Preferred Stock, par value: $0.001 per share.

         4.2 COMMON STOCK. Subject to the rights, preferences, privileges or restrictions of Preferred Stock or any series thereof, the relative rights, preferences, privileges and restrictions granted to or imposed upon Common Stock and the holders thereof are as follows:

                  4.2.1 DIVIDENDS. The holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any funds of this corporation legally available therefor, such dividends as may be declared thereon from time to time by the Board of Directors.

                  4.2.2 LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to receive ratably, based on the total number of shares of Common Stock held by each, the assets and funds of this corporation legally available for distribution to its shareholders, whether from capital or surplus.

                  4.2.3 VOTING. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held and shall have full voting rights and be entitled to vote on such matters and in such manner as provided herein or by law.

         4.3 PREFERRED STOCK. The authorized shares of Preferred Stock may be divided into and issued in series. Subject to the limitations provided in these Articles or by law, authority is vested in the Board of Directors to divide any or all of such Preferred Stock into any number of series, to fix and determine the relative rights, preferences, privileges and restrictions of the shares of any series to be established, and to amend the relative rights, preferences, privileges and restrictions of the shares of any series that has been established but is wholly unissued. Subject to compliance with any applicable protective voting rights which have been or may be granted to Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock so established may be junior to, pari passu with or senior to Common Stock or any present or future series of Preferred Stock (including without limitation provisions with respect to dividends, liquidation, voting or approval, and redemption). Within any limitations stated in these Articles or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease shall thereafter constitute authorized but undesignated shares. The authority herein granted to the Board of Directors to determine the relative rights, preferences, privileges and restrictions of Preferred Stock shall be limited to unissued shares, and no power shall exist to alter or change the relative rights, preferences, privileges or restrictions of any shares that have been issued. Preferred Stock or any series thereof may have relative rights, preferences, privileges and restrictions that are identical to those of Common Stock.



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         4.4 ISSUANCE OF CERTIFICATES. The Board of Directors shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such a manner as may be calculated to promote such compliance or to further any other reasonable purpose.

         4.5 QUORUM FOR MEETING OF SHAREHOLDERS. A quorum shall exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote.

         4.6 CONTRACTS WITH INTERESTED SHAREHOLDERS. Subject to the limitations set forth in RCW 23B.19.040, to the extent applicable:

                  (a) This corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                  (b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the shareholder's having an interest in the contract or transaction.

         4.7 RATIFICATION BY SHAREHOLDER VOTE. Subject to the requirements of RCW 23B.08.730 and 23B.19.040, any contract, transaction, or act of this corporation or of any director or officer of this corporation that shall be authorized, approved, or ratified by the affirmative vote of a majority of shares represented at a meeting at which a quorum is present shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of this corporation.

         4.8 CALLING OF SPECIAL MEETING OF SHAREHOLDERS. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special meetings of the shareholders for any purpose or purposes may be called at any time only by the Board of Directors or the Chairman of the Board (if one be appointed), the Chief Executive Officer or the President. Shareholders of this corporation shall not have the right to call special meetings after such date.

         4.9 SHAREHOLDER VOTING ON EXTRAORDINARY ACTIONS. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Exchange Act, pursuant to the authority granted under Sections 23B.10.030, 23B.11.030, 23B.12.020, and 23B.14.020 of the Act, the vote of shareholders of this corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the corporation not in the usual and



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regular course of business, or dissolution of the corporation shall be a majority of all of the votes entitled to be cast by each voting group entitled to vote thereon.

         4.10 EXECUTION OF CONSENT BY LESS THAN UNANIMOUS CONSENT OF SHAREHOLDERS. To the extent permitted by the Act, the taking of action by shareholders without a meeting by less than unanimous written consent of all shareholders entitled to vote on the action shall be permitted. Notice of the taking of such action shall be given to those shareholders entitled to vote on the action who have not consented in writing (and, if the Act would otherwise require that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders), in writing, describing with reasonable clarity the general nature of the action, and accompanied by the same material that, under the Act, would have been required to be sent to nonconsenting (or nonvoting) shareholders in a notice of meeting at which the action would have been submitted for shareholder action. Such notice shall be either (i) by deposit in the U.S. mail before the action becomes effective (or, such longer period as required by law, in the case of a significant business transaction under RCW 23B.19.020 (15)), with first-class postage thereon prepaid, correctly addressed to each shareholder entitled thereto at the shareholder's address as it appears on the current record of shareholders of the Corporation; or (ii) by personal delivery, courier service, wire or wireless equipment, telegraphic or other facsimile transmission, or any other electronic means which transmits a facsimile of such communication correctly addressed to each shareholder entitled thereto at the shareholder's physical address, electronic mail address, or facsimile number, as it appears on the current record of shareholders of the Corporation. Notice under clause (i) shall be given at least seventy-two (72) hours, and notice under clause (ii) shall be given at least twenty-four (24) hours before the action becomes effective (or such longer period as required by law, in the case of a significant business transaction under RCW 23B.19.020 (15)).


                                    ARTICLE 5

                                CUMULATIVE VOTING

         Shareholders of this corporation shall not have the right to cumulate votes for the election of directors.

                                    ARTICLE 6

                                PREEMPTIVE RIGHTS

         No shareholder of this corporation shall have, solely by reason of being a shareholder, any preemptive rights with respect to any stock of this corporation or any securities convertible into or carrying a right to subscribe for or acquire stock of this corporation. Notwithstanding the foregoing, this corporation shall have the power to grant similar rights by contract.

                                    ARTICLE 7

                                    DIRECTORS



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         7.1 NUMBER OF DIRECTORS.

                  (a) The number of directors of this corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

                  (b) The directors of this corporation shall be divided into three classes: Class 1, Class 2 and Class 3. Such classes shall be as nearly equal in number of directors as possible. Except as provided in Section 7.1(d), each director shall serve for a term ending at the third annual meeting of shareholders following the director's election; provided, that the director or directors first elected to Class 1 shall serve for a term ending at the first annual meeting of shareholders following such election, the director or directors first elected to Class 2 shall serve for a term ending at the second annual meeting of the shareholders following such election, and the director or directors first elected to Class 3 shall serve for a term ending at the third annual meeting of shareholders following such election.

                  (c) At each annual meeting of shareholders, the directors nominated to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality in the number of directors in the respective classes.

                  (d) Notwithstanding the foregoing provisions of this Section 7.1, in all cases, including upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member until the expiration of his or her term or his or her earlier death, resignation or removal. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds; provided, if the term of the director or directors in that class is not scheduled to expire at the next annual meeting of shareholders, the term of the director chosen to fill such vacancy shall continue only until the next annual meeting of shareholders at which a successor shall be chosen for a term to expire at the scheduled date for expiration of the term of the director or directors in that class. Any vacancy resulting from an increase in the number of authorized directors shall be filled by the directors in accordance with the Act; provided, that, if such vacancy is to be filled by the Board of Directors, then the director appointed to fill such vacancy shall be appointed to serve as a Class 3 director, if permitted by the Act; otherwise, such director shall serve as a Class 2 director, if permitted by the Act, or if not permitted by the Act to serve as a Class 2 director, as a Class 1 director.

         7.2 REMOVAL.

                  (a) No director may be removed without "cause," as defined below. Action to remove a director may be taken at a special meeting of the shareholders of this corporation, provided, that notice of the proposed removal, which shall include a statement of the charges alleged against the director, shall have been duly given to the shareholders together with or as a part of the notice of the meeting.



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                  (b) Where a proposal to remove a director for cause is to be presented for shareholder consideration, an opportunity shall be provided the director to present the director's defense to the shareholders in a statement to accompany or precede the notice of the meeting at which such proposal is to be presented. The director shall also be served with notice of the meeting at which such proposal is to be presented, together with a statement of the specific charges alleged against the director, and shall be given an opportunity to be present and be heard at the meeting.

                  (c) For purposes of this Section 7.2, "cause" for removal shall be limited to: (i) action by a director involving willful malfeasance having a material adverse effect on the corporation, and (ii) conviction of a director of a felony; provided, that action by a director shall not constitute "cause" if, in good faith, the director believed such action to be in or not opposed to the best interests of the corporation, or if the director is entitled, under applicable law or the Articles of Incorporation or Bylaws of this corporation, to be indemnified with respect to such action.

         7.3 CONTRACTS WITH INTERESTED DIRECTORS.

                  (a) The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its directors and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                  (b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director's having an interest in the contract or transaction.

                                    ARTICLE 8

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         8.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The capitalized terms in this Section 8.1 shall have the meanings set forth in RCW 23B.08.500.

                           (a) This corporation shall indemnify and hold
harmless each individual who is or was serving as a director or officer of this corporation or who, while serving as a director or officer of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director or officer from or on account of (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such director or officer personally



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received a benefit in money, property, or services to which the director or officer was not legally entitled.

                           (b) This corporation may purchase and maintain
insurance on behalf of an individual who is or was a director, officer, employee, or agent of this corporation or, who, while a director, officer, employee, or agent of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not this corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

                           (c) If, after the effective date of this Section 8.1,
the Act is amended to authorize further indemnification of directors or officers, then directors and officers of this corporation shall be indemnified to the fullest extent permitted by the Act.

                           (d) To the extent permitted by law, the rights to
indemnification and advance of reasonable Expenses conferred in this Section 8.1 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Section 8.1 shall be a contract right upon which each director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this
Section 8.1 shall not adversely affect any right or protection of a director or officer of this corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                           (e) If any provision of this Section 8.1 or any
application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Section 8.1, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

         8.2 LIMITATION OF DIRECTORS' LIABILITY. To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to this corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Section 8.2 shall not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

                                    ARTICLE 9

                                     BYLAWS

         Subject to the limitation(s) of RCW 23B.10.210, and subject to the power of the shareholders of the corporation to change or repeal the Bylaws, the Board of Directors is expressly authorized to make, amend or repeal the Bylaws of this corporation unless the



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shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.

                                   ARTICLE 10

                     AMENDMENTS TO ARTICLES OF INCORPORATION

         Except as otherwise provided in these Articles, as amended from time to time, this corporation reserves the right to amend, alter, change, or repeal any provisions contained in these Articles in any manner now or hereafter permitted by the Act. All rights of shareholders of this corporation are subject to this reservation. A shareholder of this corporation does not have a vested property right resulting from any provision of these Articles.

         Executed this ______ day of ___________, 2000.

                                       TELECT, INC.


                                       By:_____________________________________
                                            Wayne E. Williams, President and
                                            Chief Executive Officer



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